UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2009
The Travelers Companies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

485 Lexington Avenue
New York, New York	10017
(Address of principal executive offices)	(Zip Code)
(917) 778-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 28, 2009, The Travelers Companies, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with Morgan Stanley & Co. Incorporated and Banc of America Securities LLC, as the representatives for the several underwriters named in Schedule 1 of the Agreement, for the issuance and sale by the Company of $500,000,000 aggregate principal amount of the Company’s 5.90% Senior Notes due 2019 (the “Notes”). The foregoing description is qualified by reference to the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein. Further information concerning the Notes and related matters is set forth in the Company’s Prospectus Supplement, dated May 28, 2009, which was filed with the Securities and Exchange Commission on May 29, 2009.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Simpson, Thacher & Bartlett LLP

99.1	Underwriting Agreement, dated as of May 28, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2009	THE TRAVELERS COMPANIES, INC.
	By:	/s/ Wendy C. Skjerven
		Name:	Wendy C. Skjerven
		Title:	Deputy Corporate Secretary and Vice President, Associate Group General Counsel

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Simpson, Thacher & Bartlett LLP

99.1	Underwriting Agreement, dated as of May 28, 2009